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                                                                Exhibit 4.1



                                                                EXECUTION COPY

                          RAINBOW NATIONAL SERVICES LLC

                            RNS CO-ISSUER CORPORATION

             AND THE GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF

                   10-3/8% SENIOR SUBORDINATED NOTES DUE 2014

                          -----------------------------

                                    INDENTURE

                           DATED AS OF AUGUST 20, 2004

                          -----------------------------

                              THE BANK OF NEW YORK

                                     TRUSTEE

                          -----------------------------

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

                                TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
                                   ARTICLE ONE
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions......................................................................................         1
Section 1.02. Other Definitions................................................................................        26
Section 1.03. Incorporation by Reference of Trust Indenture Act................................................        26
Section 1.04. Rules of Construction............................................................................        26

                                   ARTICLE TWO
                                    THE NOTES

Section 2.01. Form and Dating..................................................................................        27
Section 2.02. Execution and Authentication.....................................................................        28
Section 2.03. Methods of Receiving Payments on the Notes.......................................................        29
Section 2.04. Registrar and Paying Agent.......................................................................        29
Section 2.05. Paying Agent to Hold Money in Trust..............................................................        29
Section 2.06. Holder Lists.....................................................................................        30
Section 2.07. Transfer and Exchange............................................................................        30
Section 2.08. Replacement Notes................................................................................        40
Section 2.09. Outstanding Notes................................................................................        41
Section 2.10. Treasury Notes...................................................................................        41
Section 2.11. Temporary Notes..................................................................................        41
Section 2.12. Cancellation.....................................................................................        42
Section 2.13. Defaulted Interest...............................................................................        42
Section 2.14. CUSIP Numbers....................................................................................        42

                                  ARTICLE THREE
                            REDEMPTION AND OFFERS TO
                                    PURCHASE

Section 3.01. Notices to Trustee...............................................................................        42
Section 3.02. Selection of Notes to Be Redeemed................................................................        43
Section 3.03. Notice of Redemption.............................................................................        43
Section 3.04. Effect of Notice of Redemption...................................................................        44
Section 3.05. Deposit of Redemption Price......................................................................        44
Section 3.06. Notes Redeemed in Part...........................................................................        45
Section 3.07. Optional Redemption..............................................................................        45
Section 3.08. Repurchase Offers................................................................................        46

                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01. Payment of Notes.................................................................................        48

Section 4.02. Maintenance of Office or Agency..................................................................        48
Section 4.03. Reports..........................................................................................        49
Section 4.04. Compliance Certificate...........................................................................        50
Section 4.05. Taxes............................................................................................        51
Section 4.06. Stay, Extension and Usury Laws...................................................................        51
Section 4.07. Restricted Payments..............................................................................        51
Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries........................        55
Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.......................................        56
Section 4.10. Asset Sales......................................................................................        59
Section 4.11. Transactions with Affiliates.....................................................................        61
Section 4.12. Liens............................................................................................        63
Section 4.13. Business Activities..............................................................................        63
Section 4.14. Offer to Repurchase upon a Change of Control.....................................................        64
Section 4.15. Limitation on Senior Subordinated Debt...........................................................        65
Section 4.16. Designation of Restricted and Unrestricted Subsidiaries..........................................        65
Section 4.17. Payments for Consent.............................................................................        67
Section 4.18. Guarantees.......................................................................................        67
Section 4.19. Suspension of Certain Covenants and Agreements...................................................        68
Section 4.20. Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries.................        68

                                  ARTICLE FIVE
                                   SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets..........................................................        69
Section 5.02. Successor Corporation Substituted................................................................        70

                                   ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default................................................................................        70
Section 6.02. Acceleration.....................................................................................        72
Section 6.03. Other Remedies...................................................................................        72
Section 6.04. Waiver of Past Defaults..........................................................................        73
Section 6.05. Control by Majority..............................................................................        73
Section 6.06. Limitation on Suits..............................................................................        74
Section 6.07. Rights of Holders of Notes to Receive Payment....................................................        74
Section 6.08. Collection Suit by Trustee.......................................................................        74
Section 6.09. Trustee May File Proofs of Claim.................................................................        74
Section 6.10. Priorities.......................................................................................        75
Section 6.11. Undertaking for Costs............................................................................        75

                                  ARTICLE SEVEN
                                     TRUSTEE

Section 7.01. Duties of Trustee................................................................................        76
Section 7.02. Certain Rights of Trustee........................................................................        77

Section 7.03. Trustee's Disclaimer.............................................................................        78
Section 7.04. May Hold Securities..............................................................................        78
Section 7.05. Money Held in Trust..............................................................................        79
Section 7.06. Compensation and Reimbursement...................................................................        79
Section 7.07. Eligibility; Disqualification....................................................................        79
Section 7.08. Replacement of Trustee...........................................................................        80
Section 7.09. Acceptance of Appointment by Successor...........................................................        81
Section 7.10. Merger, Conversion, Consolidation or Succession to Business......................................        81
Section 7.11. Preferential Collection of Claims Against Issuers................................................        82
Section 7.12. Trustee's Application for Instructions from the Issuers..........................................        82
Section 7.13. Notice of Defaults...............................................................................        82

                                  ARTICLE EIGHT
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.........................................        82
Section 8.02. Legal Defeasance and Discharge...................................................................        82
Section 8.03. Covenant Defeasance..............................................................................        83
Section 8.04. Conditions to Legal or Covenant Defeasance.......................................................        84
Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions....        85
Section 8.06. Reinstatement....................................................................................        85

                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes..............................................................        86
Section 9.02. With Consent of Holders of Notes.................................................................        87
Section 9.03. Compliance with Trust Indenture Act..............................................................        89
Section 9.04. Revocation and Effect of Consents................................................................        89
Section 9.05. Notation on or Exchange of Notes.................................................................        89
Section 9.06. Trustee to Sign Amendments, Etc..................................................................        89

                                   ARTICLE TEN
                                 NOTE GUARANTEES

Section 10.01. Guarantee.......................................................................................        89
Section 10.02. Limitation on Guarantor Liability...............................................................        90
Section 10.03. Execution and Delivery of Note Guarantee........................................................        91
Section 10.04. Guarantors May Consolidate, Etc., on Certain Terms..............................................        91
Section 10.05. Release of Guarantor............................................................................        92
Section 10.06. Subordination of Note Guarantee.................................................................        93

                                 ARTICLE ELEVEN
                           SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge......................................................................        93

Section 11.02. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions...        94
Section 11.03. Repayment to the Issuers........................................................................        94

                                 ARTICLE TWELVE
                                  SUBORDINATION

Section 12.01. Agreement to Subordinate........................................................................        95
Section 12.02. Liquidation; Dissolution; Bankruptcy............................................................        95
Section 12.03. Default on Designated Senior Debt...............................................................        95
Section 12.04. Acceleration of Securities......................................................................        96
Section 12.05. When Distribution Must Be Paid Over.............................................................        96
Section 12.06. Notice by the Issuers...........................................................................        97
Section 12.07. Subrogation.....................................................................................        97
Section 12.08. Relative Rights.................................................................................        97
Section 12.09. Subordination May Not Be Impaired by the Issuers................................................        98
Section 12.10. Distribution or Notice to Representative........................................................        98
Section 12.11. Rights of Trustee and Paying Agent..............................................................        98
Section 12.12. Authorization to Effect Subordination...........................................................        98
Section 12.13. Trustee Not Fiduciary for Holders of Senior Indebtedness........................................        99

                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls....................................................................        99
Section 13.02. Notices.........................................................................................        99
Section 13.03. Communication by Holders of Notes with Other Holders of Notes...................................       100
Section 13.04. Certificate and Opinion as to Conditions Precedent..............................................       101
Section 13.05. Statements Required in Certificate or Opinion...................................................       101
Section 13.06. Rules by Trustee and Agents.....................................................................       101
Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders........................       102
Section 13.08. Governing Law...................................................................................       102
Section 13.09. Consent to Jurisdiction.........................................................................       102
Section 13.10. Form of Documents Delivered to Trustee..........................................................       102
Section 13.11. Successors......................................................................................       103
Section 13.12. Severability....................................................................................       103
Section 13.13. Counterpart Originals...........................................................................       103
Section 13.14. Acts of Holders.................................................................................       103
Section 13.15. Benefit of Indenture............................................................................       104
Section 13.16. Table of Contents, Headings, Etc................................................................       104

                                    EXHIBITS

Exhibit A         FORM OF NOTE

Exhibit B         FORM OF CERTIFICATE OF TRANSFER

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
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE

Exhibit D         FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E         FORM OF NOTATION OF GUARANTEE

            INDENTURE dated as of August 20, 2004 among Rainbow National Services LLC, a Delaware limited liability company (the "COMPANY"), RNS Co-Issuer Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("CO-ISSUER CORP." and, together with the Company, the "ISSUERS"), the initial Guarantors listed on the signature pages hereto and The Bank of New York, a New York banking corporation, as trustee.

            The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of their 10-3/8% Senior Subordinated Notes due 2014 to be issued as provided in this Indenture. The initial Guarantors have duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes and of certain of the Issuers' obligations hereunder.

            The Issuers, the initial Guarantors and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Issuers' 10-3/8% Senior Subordinated Notes due 2014 issued pursuant to this Indenture:

                                  ARTICLE ONE
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

            "144A GLOBAL NOTE" means Notes substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

            "ACQUIRED DEBT" means, with respect to any specified Person:

      (1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

      (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "ADDITIONAL NOTES" means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.09.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

            "AGENT" means any Registrar or Paying Agent.

            "AMC PREFERRED STOCK" means redeemable preferred membership interests of American Movie Classics Company LLC, as described in the Offering Memorandum.

            "ANNUALIZED CASH FLOW" means, with respect to the Company as of any date of determination, the product of (x) the Consolidated Cash Flow of the Company for the most recent two quarters for which internal financial statements are available immediately prior to such date of determination and (y) 2.0.

            "APPLICABLE PREMIUM" means, with respect to a Note at any date of redemption, the excess of (A) the present value at such date of redemption of
(1) the redemption price of such Note at September 1, 2009 plus (2) all remaining required interest payments due on such Note through September 1, 2009 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

            "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

            "ASSET SALE" means:

      (1) the sale, lease, conveyance or other disposition of any property or assets; other than a sale, lease, conveyance or other disposition governed by the provisions of Section 4.14 or 5.01; and

      (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors' qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

      (1) any single transaction or series of related transactions that involves assets having a Fair Market Value (as determined by the Board of Directors or senior management) of less than $10.0 million;

      (2) a transfer of assets or properties between or among the Company and its Restricted Subsidiaries (including any transfer to any Person that concurrently becomes a Restricted Subsidiary of the Company);

      (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary, including, without limitation, an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company in exchange for or in conversion of AMC Preferred Stock;

      (4) the sale, lease, conveyance or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

      (5) the sale, lease, conveyance or other disposition of intellectual property and other intangibles under affiliation agreements or film rights agreements in the ordinary course of business consistent with past practice;

      (6) the licensing or sublicensing of intellectual property or other general intangibles, and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company or any of its Restricted Subsidiaries;

      (7)   the sale or other disposition of Cash Equivalents;

      (8) dispositions of accounts receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

      (9) a Restricted Payment that is not prohibited by Section 4.07 and any Permitted Investment;

      (10)  the granting of a Lien not prohibited hereunder;

      (11) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business; and

      (12) any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries.

            "BANKRUPTCY LAW" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

            "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

            "BOARD OF DIRECTORS" means:

      (1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of "Change of Control" and "Continuing Directors," a committee thereof authorized to exercise the power of the board of directors of such corporation;

      (2) with respect to a partnership, the board of directors of the general partner of the partnership (or if the general partner is not a corporation, the board or committee of the general partner serving a similar function); and

      (3) with respect to any other Person, the board or committee of such Person serving a similar function.

            "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary of an Issuer or any Guarantor to have been duly adopted by the Board of Directors of such entity and to be in full force and effect on the date of such certification.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City.

            "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

            "CAPITAL STOCK" means:

      (1)   in the case of a corporation, corporate stock;

      (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

      (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

      (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "CASH EQUIVALENTS" means:

      (1)   United States dollars;

      (2) marketable direct obligations of the United States of America maturing, unless such securities are deposited to defease any Indebtedness, within 397 days of the date of purchase;

      (3) commercial paper issued by a Person having consolidated net worth of at least $250.0 million, which conducts a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's or "A-1" or better by S&P;

      (4) fully collateralized repurchase agreements with financial institutions having a rating of "Baa" or better from Moody's or a rating of "A - " or better from S&P;

      (5) certificates of deposit, bankers' acceptances and time deposits maturing within 397 days after the date of purchase, which are issued by a United States national or state bank or foreign bank having capital, surplus and undivided profits totaling more than $100.0 million, and having a rating of "Baa" or better from Moody's, or a rating of "A - " or better from S&P; and

      (6) money market funds that (i) comply with the criteria set forth in the Commission's Rule 2a-7 under the Investment Company Act of 1940,
            (ii) are rated "AAA" by S&P and "Aaa" by Moody's and (iii) have portfolio assets of at least $5 billion.

            "CASH FLOW" means, with respect to any specified Person for any period, the sum of (a) Net Income of such Person for such period, excluding any unusual, non-recurring or extraordinary items (including any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any sale of assets outside the ordinary course of business), plus (b) the sum, without duplication, for such period to the extent, in the case of each of clauses (i) through (vi), deducted in calculating such Net Income, of (i) Fixed Charges for such Person, plus (ii) non-cash dividends or distributions on Preferred Stock of such Person, plus (iii) depreciation for such Person, plus (iv) amortization for such person (other than (a) Film Rights Amortization and (b) amortization of prepaid cash expenses that were paid in a prior period), plus (v) taxes for such Person, plus (vi) other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) for such Person, minus
(vii) non-cash items for such Person increasing such Net Income, other than the accrual of revenue consistent with past practice, in each case, determined in accordance with GAAP.

            "CHANGE OF CONTROL" means the occurrence of any of the following:

      (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to one or more of the Principals;

      (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

      (3) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Principals, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

      (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

      (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting, or remains outstanding and constitutes, a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange
            Act), other than the Principals, becomes, directly or indirectly, the ultimate Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person; provided that, following completion of the offer to purchase Notes pursuant to Section 4.14, any subsequent change in the voting power of the Voting Stock of the surviving or transferee Person Beneficially Owned by the "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that resulted in such earlier Change of Control shall not result in an additional Change of Control.

            "CLEARSTREAM" means Clearstream Banking S.A. and any successor thereto.

            "COMMISSION" means the United States Securities and Exchange Commission and any successor thereto.

            "CONSOLIDATED CASH FLOW" means, with respect to the Company for any period, (a) Cash Flow of the Company and its Subsidiaries for such period, plus
(b) the sum for such period, in each case to the extent deducted in calculating such Cash Flow and without duplication, (i) any non-cash charges incurred subsequent to the date of this Indenture resulting from the application of Statement of Financial Accounting Standards No. 123 or Statement of Financial Accounting Standards No. 142, plus (ii) Deferred Carriage Fees, plus (iii) non-cash unrealized losses in respect of securities and derivatives, plus (iv) Restructuring Charges, plus (v) losses in respect of Monetization Transactions, minus (vi) non-cash unrealized gains in respect of securities and derivatives, minus (vii) gains in respect of Monetization Transactions, in each case, on a consolidated basis and determined in accordance with GAAP; provided that:

      (1)   for purposes of calculations under Section 4.07 only:

            (a) the Cash Flow of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Cash Flow is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders; and

            (b) the Cash Flow of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

      (2) the Cash Flow of any Person that is not a Restricted Subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

      (3) the Cash Flow of a Restricted Subsidiary of the Company shall be included in the same percentage as the percentage ownership interest in the net income (loss) of such Restricted Subsidiary owned on the last day of such period by the Company or any of its Restricted Subsidiaries; and

      (4) the cumulative effect of a change of accounting principles shall be excluded.

            "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of:

      (1) the aggregate outstanding amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Monetization Indebtedness) as of such date of determination on a consolidated basis (subject to the terms described in the paragraph below) after giving pro forma effect to the incurrence of the Indebtedness giving rise to the need to make such calculation (including a pro forma application of the use of proceeds therefrom), on such date to,

      (2) the Annualized Cash Flow of the Company as of such date of determination.

For purposes of this definition:

      (1) Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (A) the incurrence of the Indebtedness of the Company and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness on the date of determination, and
            (B) any acquisition or disposition (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the applicable period specified and on or prior to the date of determination, as if such acquisition or disposition (including the incurrence or assumption of any such Indebtedness and also including any Consolidated Cash Flow associated with such acquisition or disposition) occurred on the first day of such two-quarter period; and

      (2) pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and pro forma effect may be given to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition that the Company reasonably anticipates in good faith if the Company delivers to the Trustee an Officers' Certificate executed by the chief financial or accounting officer of the Company certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and cost reduction.

            "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who:

      (1) was a member of such Board of Directors on the date of this Indenture; or

      (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

            "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Issuers.

            "CREDIT AGREEMENT" means that certain loan agreement, dated as of the date of this Indenture, by and among the Company, the guarantors thereto, JPMorgan Chase Bank, as Administrative Agent, the other agents party thereto and the lenders party thereto from time to time, providing for term loan and revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, restructured, increased, substituted or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, substitution or refinancing is with the same financial institutions or otherwise.

            "CREDIT FACILITIES" means one or more debt or borrowing facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, substitution or refinancing is with the same financial institutions or otherwise.

            "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "DEFERRED CARRIAGE FEES" means the amortization of (x) launch support payments and (y) payment in exchange for carriage, in each case made by the Company or any of its Restricted Subsidiaries.

            "DEFINITIVE NOTE" means a Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A, except that such

Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

            "DESIGNATED SENIOR DEBT" means:

      (1)   any Indebtedness outstanding under the Credit Agreement; and

      (2) to the extent permitted by the Credit Agreement, any other Senior Debt permitted under this Indenture the principal amount of which is $50.0 million or more and that has been designated by the Company as "Designated Senior Debt."

            "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The term "Disqualified Stock" shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature.

            "DISTRIBUTION" means the distribution of capital stock of Rainbow Media Enterprises to the stockholders of Cablevision Systems Corporation as described in the Offering Memorandum.

            "DOLAN FAMILY MEMBERS" means (i) Charles F. Dolan and (ii) any spouse, child, child of a spouse, parent, grandchild or other descendant of Charles F. Dolan (where applicable in each of the foregoing instances, whether natural or adopted), and any other intestate distributee, heir or legatee of Charles F. Dolan.

            "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary of the Company other than a Restricted Subsidiary that is (1) a "controlled foreign corporation" under Section 957 of the Internal Revenue Code (other than any such entity that Guarantees Indebtedness of the Company or of any of its other Domestic Subsidiaries) or (2) a Subsidiary of an entity described in the preceding clause (1).

            "EARN-OUT OBLIGATION" means any contingent consideration based on future operating performance of an acquired entity or assets or other purchase price adjustment or indemnification or similar obligation, payable following the consummation of an acquisition based on criteria set forth in the documentation governing or relating to such acquisition.

            "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXISTING INDEBTEDNESS" means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture after giving effect to the application of the proceeds of (1) the Notes and (2) any borrowings made under the Credit Agreement on the date of this Indenture. Existing Indebtedness shall include the Senior Notes and the Senior Note Guarantees issued on the date of this Indenture.

            "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined, unless otherwise specified, in good faith by the Board of Directors or, if permitted by the terms of this Indenture, by senior management, whose determination in all cases shall be conclusive.

            "FILM RIGHTS AMORTIZATION" means the amortization of expenditures of the Company and its Restricted Subsidiaries for the acquisition of film rights and broadcast programming.

            "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

      (1) the consolidated interest expense of such Person for such period, whether paid or accrued (without duplication), including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and the net payments made or received pursuant to Hedging Obligations, but excluding any dividends on Equity Interests of such Person to the extent paid solely in Equity Interests (other than Disqualified Stock) of such Person; plus

      (2) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon, in each case, on a consolidated basis and in accordance with GAAP.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

            "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

            "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01 or Section 2.07.

            "GOVERNMENT SECURITIES" means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

            "GUARANTEE" means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

            "GUARANTORS" means, with respect to this Indenture:

      (1) each direct or indirect Domestic Subsidiary of the Company on the date of this Indenture, other than (x) Co-Issuer Corp. and (y) any Insignificant Subsidiary; and

      (2) any other subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture and a supplemental indenture, pursuant to which it agrees to be bound by the terms of this Indenture as Guarantor;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.

            "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

      (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

      (2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

      (3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

            "HOLDER" means a Person in whose name a Note is registered.

            "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness.

            "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

      (1)   in respect of borrowed money;

      (2)   evidenced by bonds, notes, debentures or similar instruments;

      (3) evidenced by letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clauses (1) or (2) above or clauses (5), (6) or (8) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the 10th Business Day following receipt by such Person of a demand for reimbursement;

      (4)   in respect of bankers' acceptances;

      (5)   in respect of Capital Lease Obligations;

      (6) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

      (7) representing the Fair Market Value (as determined by the Board of Directors or senior management) of Hedging Obligations, other than Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

      (8) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term "Indebtedness" includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market

Value (as determined by the Board of Directors or senior management) of such asset at such date of determination and (B) the amount of such Indebtedness, and
(y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value (as determined by the Board of Directors or senior management) of such Disqualified Stock, such fair market shall be determined in good faith by the Company's Board of Directors.

            The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

      (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

      (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that Indebtedness shall not include:

      (i)   any liability for federal, state, local or other taxes,

      (ii) any liability in respect of performance bonds, compensation claims, surety or appeal bonds and payment obligations in connection with self-insurance or similar obligations,

      (iii) any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such liability is extinguished within five Business Days of its incurrence,

      (iv) any accrued expense or trade payable to trade creditors arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities,

      (v) any Earn-out Obligation, except to the extent that the contingent consideration relating thereto is not paid within five Business Days after the contingency relating thereto is resolved, or

      (vi) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred or assumed in connection with the disposition of any business, assets or Restricted Subsidiary of the Company

            (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or such Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary thereof in connection with such disposition.

            "INDENTURE" means this Indenture, as amended or supplemented from time to time.

            "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

            "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

            "INSIGNIFICANT SUBSIDIARY" means any Subsidiary of the Company designated by the Company as an "Insignificant Subsidiary;" provided that the total assets of all Subsidiaries that are so designated, as reflected on the Company's most recent consolidating balance sheet prepared in accordance with GAAP, do not in the aggregate at any time exceed $5.0 million.

            "INVESTMENT GRADE RATING" means (1) a rating of BBB - or better, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and a rating of Baa3 or better, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (2) in each case, if a Rating Agency in the foregoing clause (1) ceases to rate the Notes for reasons outside the control of the Company, an equivalent Rating Category of any other Rating Agency.

            "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, payroll, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value (as determined by senior management or the Board of Directors, unless such Fair Market Value exceeds $10.0 million, in which event such Fair Market Value must be determined by the Board of Directors) of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed (without duplication) to be an Investment by the Company or such Restricted Subsidiary in such third Person at the time that the acquired Person becomes a Restricted Subsidiary of the Company in an amount equal to the Fair Market Value (as determined by senior management or the Board of Directors, unless such Fair Market Value exceeds $10.0 million, in which event such Fair Market Value must be determined by the Board of Directors) of the Investment held by the acquired Person in such third Person. Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.

            "ISSUE DATE" means the date of the original issuance of the Notes under this Indenture.

            "LEGENDED REGULATION S GLOBAL NOTE" means a Note in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and the Regulation S Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

            "MONETIZATION INDEBTEDNESS" means any Indebtedness of the Company or any Restricted Subsidiary thereof issued in connection with a Monetization Transaction; provided that, (i) on the date of its incurrence, the purchase price or principal amount of such Monetization Indebtedness does not exceed the Fair Market Value of the securities that are the subject of such Monetization Transaction on such date and (ii) the obligations of the Company and its Restricted Subsidiaries with respect to the purchase price or principal amount of such Monetization Indebtedness (x) may be satisfied in full by delivery of the securities that are the subject of such Monetization Transaction and any related options on such securities or any proceeds received by the Company or any Restricted Subsidiary thereof on account of such options; provided that if the Company or such Restricted Subsidiary no longer owns sufficient securities that were the subject of such Monetization Transaction and/or related options on such securities to satisfy in full the obligations of the Company and its Restricted Subsidiaries under such Monetization Indebtedness, such Indebtedness shall no longer be deemed to be Monetization Indebtedness, and (y) are not secured by any Liens on any of the Company's or its Restricted Subsidiaries' assets other than the securities that are the subject of such Monetization Transaction and the related options on such securities.

            "MONETIZATION TRANSACTION" means a transaction pursuant to which (1) securities received pursuant to an Asset Sale are sold, transferred or otherwise conveyed (including by way of a forward purchase agreement, prepaid forward sale agreement, secured borrowing or similar agreement) within 120 days of such Asset Sale and (2) the Company receives (including by way of borrowing under Monetization Indebtedness) not less than 75% of the Fair Market Value of such securities in the form of cash.

            "MOODY'S" means Moody's Investors Service, Inc. and its successors.

            "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person after taxes (unless such Person is a partnership or limited liability company), determined in accordance with GAAP.

            "NET PROCEEDS" means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or is required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (5) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP.

            "NON-U.S. PERSON" means a Person who is not a U.S. Person.

            "NOTE GUARANTEE" means a Guarantee of the Notes pursuant to this Indenture.

            "NOTES" means the 10-3/8% Senior Subordinated Notes due 2014 of the Issuers issued on the date hereof and any Additional Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

            "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "OFFERING MEMORANDUM" means the offering memorandum, dated August 13, 2004, relating to the Issuers' 10-3/8% Senior Subordinated Notes due 2014.

            "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President.

            "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of this Indenture.

            "OPINION OF COUNSEL" means an opinion from legal counsel (who may be counsel to or an employee of the Company) that meets the requirements of this Indenture.

            "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

            "PERMITTED BUSINESS" means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Company and its Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related or ancillary thereto.

            "PERMITTED INVESTMENTS" means:

      (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

      (2)   any Investment in Cash Equivalents;

      (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of the Company; or

            (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

      (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

      (5) Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

      (6) Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

      (7) any Investments received in satisfaction of judgments or in settlement of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency;

      (8) any Investments received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

      (9) advances to customers or suppliers in the ordinary course of business that are recorded in accordance with GAAP as accounts receivable or prepaid expenses or lease, utility or other similar deposits in the ordinary course of business; and

      (10) Investments consisting of the licensing or contribution of intellectual property pursuant to affiliation agreements or film rights agreements in the ordinary course of business consistent with past practice.

            "PERMITTED JUNIOR SECURITIES" means:

      (1) Equity Interests in either Issuer or any Guarantor or any other business entity provided for by a plan of reorganization; and

      (2) debt securities of either Issuer or any Guarantor or any other business entity provided for by a plan of reorganization that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under this Indenture.

            "PERMITTED LIENS" means:

      (1) Liens on the properties or assets of the Company and any Guarantor securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

      (2)   Liens in favor of the Company or any Guarantor;

      (3)   Liens securing Monetization Indebtedness;

      (4) Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any properties or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

      (5) Liens on property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such transaction and do not extend to any properties or assets other than those so acquired by the Company or the Restricted Subsidiary;

      (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iv) covering only the assets acquired with such Indebtedness;

      (7)   Liens existing on the date of this Indenture;

      (8)   Liens securing the Notes;

      (9) during any period commencing from the date the Suspension Condition is first satisfied, Liens to secure Indebtedness that is not pari passu or subordinated to the Notes or the Note Guarantees;

      (10) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding;

            "PERMITTED REFINANCING INDEBTEDNESS" means:

            (A) any Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that:

      (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonable premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

      (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable, taken as a whole in all material respects, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

      (5) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (B) any Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness or other Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than Indebtedness or Disqualified Stock held by the Company or any of its Restricted Subsidiaries); provided that:

      (1) the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, or the liquidation or face value of the Disqualified Stock, as applicable, so extended, refinanced, renewed, replaced or refunded (plus all accrued and unpaid interest or dividends thereon and the amount of any reasonable premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

      (2) such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

      (3) such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable, taken as a whole in all material respects, to the Holders of Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

      (4) such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity or redemption date of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

      (5) such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the issuer of the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced or refunded.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

            "PREFERRED STOCK" means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

            "PRINCIPALS" means (a) any Dolan Family Member, (b) any trusts for the benefit of any Dolan Family Members, (c) any estate of any Dolan Family Member or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (d) any executor, administrator, conservator or legal or personal representative of any Person or Persons specified in clauses (a), (b) and (c) above to the extent acting in such capacity on behalf of any Dolan Family Member or Members and not individually, (e) any Person, eighty percent (80%) of which is owned and controlled by any of the foregoing or combination of the foregoing, and (f) The Dolan Family Foundation, a New York not-for-profit corporation.

            "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "QUALIFIED EQUITY OFFERING" means (i) an offer and sale of Equity Interests (other than Disqualified Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or (ii) any private placement of Equity Interests (other than Disqualified Stock) of the Company to any Person other than a Subsidiary of the Company.

            "RAINBOW MEDIA ENTERPRISES" means Rainbow Media Enterprises, Inc.

            "RATING AGENCY" means (1) each of S&P and Moody's and (2) if S&P or Moody's ceases to rate the Notes for reasons outside the control of the Company, a "nationally recognized statistical rating organization" within the meaning of Rule 15c-3-1(c)(vi)(F) under the Exchange Act selected by the Company, which shall be substituted for S&P or Moody's, as the case may be.

            "RATING CATEGORY" means (1) with respect to S&P, any of the following categories (any of which may include a "+" or " - ": AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

            "REGULATION S" means Regulation S promulgated under the Securities Act.

            "REGULATION S GLOBAL NOTE" means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

                  "REGULATION S GLOBAL NOTE LEGEND" means the legend set forth in Section 2.07(h) that is required to be placed in Legended Regulation S Global Notes under the Indenture.

            "REPLACEMENT ASSETS" means any combination of (1) non-current assets that shall be used or useful in a Permitted Business or (2) all or substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business (including by means of a merger, consolidation or other business combination permitted under this Indenture) that shall become on the date of acquisition thereof a Restricted Subsidiary.

            "REPRESENTATIVE" means the trustee, agent or representative for any Senior Debt.

            "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

            "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

            "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

            "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

            "RESTRICTED PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

            "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

            "RESTRUCTURING CHARGES" means, with respect to the Company, restructuring charges incurred by the Company and its Restricted Subsidiaries in connection with exiting an activity or restructuring an operation or activity, in accordance with GAAP.

            "RULE 144" means Rule 144 promulgated under the Securities Act.

            "RULE 144A" means Rule 144A promulgated under the Securities Act.

            "RULE 903" means Rule 903 promulgated under the Securities Act.

            "RULE 904" means Rule 904 promulgated under the Securities Act.

            "S&P" means Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., and its successors.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SENIOR DEBT" means:

      (1) all Indebtedness outstanding under the Credit Agreement, the Senior Notes and all Hedging Obligations with respect thereto, whether outstanding on the date of this Indenture or incurred thereafter;

      (2) any other Indebtedness of either Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

      (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

            Notwithstanding anything to the contrary in the preceding paragraph, Senior Debt shall not include:

      (1) any liability for federal, state, local or other taxes owed or owing by either Issuer or any Guarantor;

      (2) any Indebtedness of either Issuer or of any Guarantor to any of their Subsidiaries or other Affiliates;

      (3)   any trade payables;

      (4) the portion of any Indebtedness that is incurred in violation of this Indenture (but, as to any Indebtedness incurred under clause
            (1) of the definition of Permitted Debt, an officer's certificate in good faith to the effect that the incurrence of such Indebtedness does not violate this Indenture shall be conclusive absent manifest error);

      (5) any Indebtedness that, when incurred, was without recourse to the Issuers or such Guarantor;

      (6) any repurchase, redemption or other obligation in respect of Disqualified Stock or any Preferred Stock; or

      (7) any Indebtedness owed to any employee of the Company or any of its Subsidiaries.

            "SENIOR NOTE GUARANTEE" means a Guarantee of the Senior Notes pursuant to the Senior Notes Indenture.

            "SENIOR NOTES" means the Issuers' 8-3/4% Senior Notes due 2012 issued pursuant to the Senior Notes Indenture.

            "SENIOR NOTES INDENTURE" means the indenture dated as of the date of this Indenture among the Issuers, the guarantors thereto and The Bank of New York, as trustee, pursuant to which the Issuers issued the Senior Notes.

            "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

            "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "SUBSIDIARY" means, with respect to any specified Person:

      (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

      (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
            (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            "TIA" means the Trust Indenture Act of 1939, as in effect on the date of this Indenture.

            "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to September 1, 2009; provided, however, that if the then remaining term of the Notes to September 1, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to September 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "TRUSTEE" means The Bank of New York, a New York banking corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "UNLEGENDED REGULATION S GLOBAL NOTE" means a Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

            "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

            "UNRESTRICTED GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A that bears the Global Note Legend, that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee and that does not bear the Private Placement Legend.

            "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated as an Unrestricted Subsidiary in compliance with Section 4.16 and any Subsidiary of such Subsidiary.

            "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

            "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

      (2)   the then outstanding principal amount of such Indebtedness.

Section 1.02. Other Definitions.

                                                                                          DEFINED IN
TERM                                                                                       SECTION
----                                                                                       -------
"ACT"...........................................................................            13.14
"AFFILIATE TRANSACTION".........................................................             4.11
"ASSET SALE OFFER"..............................................................             4.10
"AUTHENTICATION ORDER"..........................................................             2.02
"BASKET PERIOD".................................................................             4.07
"CHANGE OF CONTROL OFFER".......................................................             4.14
"CHANGE OF CONTROL PAYMENT".....................................................             4.14
"CHANGE OF CONTROL PAYMENT DATE"................................................             4.14
"COVENANT DEFEASANCE"...........................................................             8.03
"DTC"...........................................................................             2.01
"EVENT OF DEFAULT"..............................................................             6.01
"EXCESS PROCEEDS"...............................................................             4.10
"LEGAL DEFEASANCE"..............................................................             8.02
"NON-PAYMENT DEFAULT"...........................................................            12.03
"OFFER AMOUNT"..................................................................             3.08
"OFFER PERIOD"..................................................................             3.08
"OFFSHORE TRANSACTION"..........................................................             2.07
"PAYING AGENT"..................................................................             2.04
"PAYMENT BLOCKAGE NOTICE".......................................................            12.03
"PAYMENT DEFAULT"...............................................................             6.01
"PERMITTED DEBT"................................................................             4.09
"PURCHASE DATE".................................................................             3.08
"REGISTRAR".....................................................................             2.04
"RELATED PROCEEDINGS"...........................................................            13.09
"REPURCHASE OFFER"..............................................................             3.08
"RESTRICTED PAYMENTS"...........................................................             4.07
"SPECIFIED COURTS"..............................................................            13.09
"SUSPENSION CONDITION"..........................................................             4.19
"SUSPENDED COVENANTS"...........................................................             4.19

Section 1.03 Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "OBLIGOR" on the Notes means the Issuers and any successor obligor upon the Notes.

Section 1.04 Rules of Construction. Unless the context otherwise requires:

            (a)   a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c)   "or" is not exclusive;

            (d) words in the singular include the plural, and in the plural include the singular;

            (e) "herein", "hereof" and other word of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

            (f) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and

            (g) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE TWO
                                    THE NOTES

Section 2.01 Form and Dating.

            (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered form without interest coupons in minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (and shall include the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

            (c) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company ("DTC") in New York, New York, and registered in the name of the Depositary or its nominee for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note may be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to Section 2.07 and the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel any Legended Regulation S Global Notes. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

            (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

            The Notes shall be executed on behalf of each Issuer by any one of the following: its Chairman, Chief Executive Officer, President or Chief Financial Officer and attested by any of the aforementioned Officers other than the Officer who executed the Notes or any other Person authorized for such purpose. The signature of any of these officers on the Notes may be manual or facsimile.

            If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

            A Note shall not be valid until authenticated by the manual signature of a duly authorized signatory of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

            The Issuers may, subject to Article Four of this Indenture and applicable law, issue Additional Notes under this Indenture. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

            At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Issuers signed by two Officers of each Issuer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue in an aggregate principal amount specified in such Authentication Order. The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

            The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Methods of Receiving Payments on the Notes.

            If a Holder has given wire transfer instructions to the Company, the Paying Agent, on behalf of the Issuers, shall pay all principal, interest and premium, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.04 Registrar and Paying Agent.

            (a) The Issuers shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and a paying agent with an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any successor thereto and co-registrar and the term "Paying Agent" includes any successor thereto and additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            (b) The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.

            (c) The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05 Paying Agent to Hold Money in Trust.

            The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06 Holder Lists.

            (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

            (b) Every Holder, by receiving and holding the same, agrees with the Issuers, the Guarantors and the Trustee that none of the Issuers, the Guarantors or the Trustee or any agent of theirs shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.

Section 2.07 Transfer and Exchange.

            (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuers for Definitive Notes if (i) DTC (A) notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Notes and the Issuers fail to appoint a successor Depositary within 90 days after receiving such notice or (B) has ceased to be a clearing agency registered under the Exchange Act and the Issuers fail to appoint a successor Depositary within 90 days after becoming aware of such condition; (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes; provided that in no event shall the Legended Regulation S Global Note be exchanged by the Issuers for Definitive Notes prior to the expiration of the Restricted Period; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.07(a); however, beneficial
interests in a Global Note may be transferred and exchanged as provided in
Section 2.07(b) or (c) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

            (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note prior to the expiration of the Restricted Period. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i).

            (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

                  (B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

            (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

                  (B) if the holder of such beneficial interest in a Restricted
            Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

      and, in each such case set forth in this paragraph (iv), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

            Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c) Transfer or Exchange of Beneficial Interests for Definitive
Notes.

            (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

                  (D) if such beneficial interest is being transferred to the
            Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof,

      the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
      Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii) Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

            (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

                  (B) if the holder of such beneficial interest in a Restricted
            Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

      and, in each such case, if the Registrar or the Issuers so request or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i), and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
      Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

            (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an "OFFSHORE TRANSACTION" in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

                  (D) if such Restricted Definitive Note is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof,

      the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

            (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if: the Registrar receives the following:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

                  (B) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

      and, in each such case, if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the

      Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

            (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

                  (B) if the transfer shall be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable.

            (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

                  (B) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

      and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) [Intentionally omitted].

            (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

            THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT

            FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE Issuers OR ANY AFFILIATE OF THE Issuers were THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND GUARANTEES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE Issuers' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii),
      (d)(iii), (e)(ii) or (e)(iii) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

            THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
            2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
            (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE Issuers.

            (h) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

            THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR definitive NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

            (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (j) General Provisions Relating to Transfers and Exchanges.

            (i) To permit registrations of transfers and exchanges, the Issuers each shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' order or at the Registrar's request.

            (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10, 4.14 and 9.05).

            (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

            (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving all payments of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

            (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

            (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.08. Replacement Notes.

            (a) If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

            (b) Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes.

            (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b).

            (b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

            (c) If the principal amount of any Note is considered paid under
Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

            (d) If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10. Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11. Temporary Notes.

            (a) Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

            (b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12. Cancellation.

            The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Issuers upon their written request. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

            If the Issuers default in a payment of interest on the Notes, such interest and interest on such defaulted interest shall forthwith cease to be payable to the Holder on the record date set forth in the Notes by virtue of having been such Holder and the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14. CUSIP Numbers.

            The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                 ARTICLE THREE
                            REDEMPTION AND OFFERS TO
                                    PURCHASE

Section 3.01. Notices to Trustee.

            If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this

Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

            (a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes for redemption as follows:

            (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange; or

            (ii) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem appropriate.

In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

            (b) The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $5,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $5,000 or whole multiples of $5,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $5,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

            (a) At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed and shall state:

            (i)   the redemption date;

            (ii)  the redemption price;

            (iii) if any Note is being redeemed in part, the portion of the principal amount thereof to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

            (iv) the name and address of the Paying Agent;

            (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

            (vi) that, unless the Issuers default in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

            (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            (b) At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 35 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date, unless the Issuers default in making the applicable redemption payment. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

            (a) Not later than 12:00 p.m. (noon) Eastern Time on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

            (b) If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06. Notes Redeemed in Part.

            Upon surrender and cancellation of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $5,000 or less shall be redeemed in part.

Section 3.07. Optional Redemption.

            (a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Issuers shall not have the option to redeem the Notes pursuant to this
Section 3.07 prior to September 1, 2009. On or after September 1, 2009, the Issuers may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

YEAR                                                                       PERCENTAGE
----                                                                       ----------
2009.............................................................           105.188%
2010.............................................................           103.458%
2011.............................................................           101.729%
2012 and thereafter..............................................           100.000%

            (b) At any time prior to September 1, 2007, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes issued hereunder (including any Additional Notes) at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

            (i) at least 65% of the aggregate principal amount of the Notes issued hereunder (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding, for purposes of such calculation, Notes held by the Company or its Subsidiaries); and

            (ii) the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.

            (c) If at any time prior to September 1, 2009:

            (i) (A) the Company has made an Asset Sale Offer for 50% or more of the outstanding Notes in compliance with Section 4.10, (B) the Company has purchased all Notes tendered and (C) less than all of the outstanding Notes have been tendered and purchased pursuant to such Asset Sale Offer; or

            (ii) the Company or a Restricted Subsidiary thereof has entered into a binding agreement related to a transaction that is subject to Section
      5.01 pursuant to which the Company or any of its Restricted Subsidiaries is entitled to receive net proceeds in excess of the sum of the principal amount of all Senior Debt and Notes outstanding at such time, then the Company may redeem all or part of the Notes at a redemption price equal to the sum of (A) 100% of the principal amount thereof, plus (B) the Applicable Premium as of the date of redemption, plus (C) accrued and unpaid interest, if any, to the date of redemption.

            (d) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06.

Section 3.08. Repurchase Offers.

            In the event that, pursuant to Section 4.10 or Section 4.14, the Issuers shall be required to commence an offer to all Holders to purchase all or a portion of their respective Notes (a "REPURCHASE OFFER"), they shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.

            The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than three Business Days after the termination of the Offer Period (the "PURCHASE Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

            Upon the commencement of a Repurchase Offer, the Issuers shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

            (i) that the Repurchase Offer is being made pursuant to this Section
      3.08 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;

            (ii) the Offer Amount, the purchase price and the Purchase Date;

            (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

            (iv) that, unless the Issuers default in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

            (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $5,000 only and integral multiples of $1,000 in excess thereof;

            (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (vii) that Holders shall be entitled to withdraw their election if the Issuers, a depositary, if appointed by the Issuers, or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (viii) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $5,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

            (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

            On the Purchase Date, the Issuers shall, to the extent lawful, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes (or portions thereof) were accepted for payment by the Issuers in accordance with the terms of this Section 3.08. The Issuers, a Depositary, if appointed by the Issuers, or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note. The Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the respective Holder thereof. The Issuers shall publicly announce the results of the Repurchase Offer on the Purchase Date.

            The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a

Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.08, 4.10 or 4.14, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.08, 4.10 or 4.14 by virtue of such compliance.

                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01. Payment of Notes.

            (a) The Issuers shall pay or cause to be paid the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:00 p.m. (noon) Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

            (b) The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

            (a) The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or Registrar or agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            (b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            (c) The Issuers hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section
2.04 of this Indenture.

Section 4.03. Reports.

            (a) So long as any Notes are outstanding, the Company shall provide the Trustee and the Holders of the Notes, within the time periods specified in the Commission's rules and regulations, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including:

            (i) a "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

            (ii) a presentation of Consolidated Cash Flow for each period presented; and

            (iii) with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountant;

provided, however, that (A) such reports shall not be required to contain separate financial statements for any Guarantors other than condensed consolidating footnote disclosure containing information with respect to Guarantors and Subsidiaries that are not Guaranteeing the Notes, in each case on an aggregate basis and (B) such reports shall not be required to comply with the rules, regulations and policies of the Commission with respect to any non-GAAP financial measures contained therein.

            (b) In addition, if the Distribution has not been consummated on or prior to January 1, 2005 and at all times thereafter until the Distribution has been consummated, the Company shall:

            (i) provide the Trustee and the Holders, within 10 Business Days, all current reports that would be required to be filed with the Commission on Form 8-K (other than (x) with respect to any entry into or termination of any agreement for the acquisition of film rights, (y) with respect to any entry into or termination of any affiliation agreement that would not have a material impact on the Company and its Restricted Subsidiaries and
      (z) Item 5.02 thereof) if the Company were required to file such reports;

            (ii) hold a quarterly conference call for the Holders to discuss the information contained in the annual and quarterly reports required under this Section 4.03 not later than 5 Business Days from the time the Company distributes such information to the Holders;

            (iii) no fewer than 3 Business Days prior to the date of the conference call required to be held in accordance with clause (ii) above, issue a press release to the appropriate wire services announcing the time and date of such conference call and directing the Holders, prospective investors and securities analysts to contact the investor relations office of the Company to obtain such information or to access such conference call; and

            (iv) either (A) maintain a non-public website to which Holders, prospective investors and securities analysts are given access and to which such information and conference call access details are posted or (B) distribute via electronic mail such information and conference call details to Holders, prospective investors and securities analysts who request to receive such distributions.

            (c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries under this Indenture and such Subsidiaries together would constitute a Significant Subsidiary, then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

            (d) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04. Compliance Certificate.

            (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Public Accounting Oversight Board or any other body that may oversee independent public accountants' practices, and so long as permitted to be delivered pursuant to such independent public accountants' internal rules and guidelines, the year-end financial statements delivered pursuant to Section 4.03(a)(i) above shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has failed to comply with the Company's financial covenants set forth in Sections 8.8 through 8.11 of the Credit Agreement or, if an event of noncompliance has come to their attention, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or proposes to take with respect thereto.

Section 4.05. Taxes.

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

            The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends, payments or distributions payable to the Company or a Restricted Subsidiary of the Company);

            (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the

      Company) any Equity Interests of the Company or any Restricted Subsidiary of the Company held by Persons other than the Company or any of its Restricted Subsidiaries;

            (iii) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except (i) a payment of interest thereon or principal at the Stated Maturity thereof or (ii) the purchase, redemption, defeasance or other acquisition or retirement of any such Indebtedness in anticipation of satisfying a sinking fund obligation or payment of principal at the Stated Maturity thereof, in each case, due within one year of the date of such purchase, redemption, defeasance or other acquisition or retirement; or

            (iv) make any Restricted Investment;

(all such payments and other actions set forth in Section 4.07(a)(i) through (iv) being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

            (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a) and

            (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii), (viii),
      (ix), (x) or (xi) of Section 4.07(b)), is less than the sum, without duplication, of:

                  (1) an amount equal to the Company's Consolidated Cash Flow for the period (taken as one accounting period) from July 1, 2004 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the "BASKET PERIOD") less the product of
            (x) 1.4 and (y) the Company's Fixed Charges for the Basket Period; plus

                  (2) 100% of the aggregate net cash proceeds received by the
            Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company); plus

                  (3) with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the date of this Indenture, an amount equal to the aggregate net cash proceeds from the sale of such Restricted Investment, except to the extent that any such proceeds are included in the calculation of Consolidated Cash Flow; plus

                  (4) to the extent that any Unrestricted Subsidiary that was designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary of the Company, the Fair Market Value (as determined, if such Subsidiary is not an Insignificant Subsidiary, by the Board of Directors) of the Company's Investments in such Subsidiary as of the date of such redesignation, not to exceed the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary of the Company in such Unrestricted Subsidiary.

            (b) Section 4.07(a) shall not prohibit:

            (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

            (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of the Company, Co-Issuer Corp. or any Guarantor that is subordinated to the Notes or Note Guarantees or of any Equity Interests of the Company or any Restricted Subsidiary of the Company in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Section 4.07(a)(C)(2);

            (iii) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of the Company, Co-Issuer Corp. or any Guarantor that is subordinated to the Notes or Note Guarantees with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (iv) the redemption, repurchase, retirement, conversion, exchange or other acquisition of Preferred Stock of any Restricted Subsidiary of the Company in exchange for or out of the net cash proceeds of a substantially concurrent issuance or sale of Equity Interests (other than Disqualified Stock) of the Restricted Subsidiary of the Company that issued the Preferred Stock being redeemed, repurchased, retired or otherwise acquired; provided that the liquidation or face value of such Equity Interests proposed to be issued does not exceed the liquidation or face value of the Preferred Stock being redeemed, repurchased, retired, converted, exchanged or otherwise acquired (plus all accrued dividends thereon and the amount of any reasonable premium and other amounts necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

            (v) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

            (vi) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from Section 4.07(a)(C)(2);

            (vii) the declaration and payment of dividends or distributions on AMC Preferred Stock (and any Preferred Stock issued in exchange therefor or issued to redeem, repurchase, retire or otherwise acquire AMC Preferred Stock, in each case, pursuant to Section 4.07(b)(iv) above) solely in the form of additional Equity Interests (other than Disqualified Stock);

            (viii) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof;

            (ix) so long as no Default has occurred and is continuing or would be caused thereby, payments to any direct or indirect parent of the Company to provide for operating costs and expenses and capital expenditures of such direct or indirect parent, including, without limitation, in respect of directors' fees and expenses, administrative, legal and accounting services and costs and expenses with respect to filings with the Commission; provided that the aggregate amount of such dividends and other distributions, together with all other direct or indirect payments by the Company or any of its Restricted Subsidiaries on account of such costs and expenses, in any calendar year shall not exceed $20.0 million for calendar years 2004, 2005 and 2006 and $15.0 million for each calendar year thereafter;

            (x) so long as no Default has occurred and is continuing or would be caused thereby, the payment of dividends or other distributions to any direct or indirect parent of the Company; provided that the aggregate amount of such dividends and other distributions shall not, since the date of this Indenture, exceed $325.0 million; or

            (xi) the distribution of the proceeds of the issuance of the Notes and borrowings under the Credit Agreement to the extent described in the Offering Memorandum under the section entitled "Use of Proceeds."

            (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (as determined by the Board of Directors) on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment (other than cash) with a Fair Market Value (as determined by the Board of Directors) in excess of $25.0 million, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.07 were computed.

            (d) If the Company or a Restricted Subsidiary of the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would, in the Company's good faith determination, be permitted under the requirements of this Section 4.07, such Restricted Payment shall be deemed to have been made in compliance with this Section 4.07 notwithstanding any subsequent adjustments made in good faith to the Company's financial statements for any period affecting the calculations set forth above with respect to such Restricted Payment.

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted
              Subsidiaries.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

            (i) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

            (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

            (b) The restrictions in paragraph (a) above shall not apply to encumbrances or restrictions:

            (i) existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the date of this Indenture;

            (ii) set forth in this Indenture, the Notes and the Note Guarantees;

            (iii) existing under, by reason of or with respect to applicable law, rule, regulation or order;

            (iv) with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements, or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;

            (v) in the case of Section 4.08(a)(iii):

                  (A) that restrict in a customary manner the subletting,
            assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

                  (B) existing by virtue of any transfer of, agreement to
            transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture; or

                  (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or any Restricted Subsidiary thereof;

            (vi) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the capital stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

            (vii) restrictions on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case, under contracts, leases or other agreements entered into in the ordinary course of business; and

            (viii) existing under, by reason of or with respect to customary supermajority voting provisions and customary provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture, partnership, or limited liability company agreements.

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and the Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company or any Guarantor may incur Indebtedness at any time prior to January 1, 2009 if the Company's Consolidated Leverage Ratio at the time of the incurrence of such Indebtedness is less than 7.0 to 1.0 and, at any time on or after January 1, 2009, if the Company's Consolidated Leverage Ratio at the time of the incurrence of such Indebtedness is less than 6.0 to 1.0.

            (b) So long as no Default would be caused thereby, Section 4.09(a) shall not prohibit the incurrence or issuance of any of the following (collectively, "PERMITTED DEBT"):

            (i) the incurrence by the Company of Indebtedness under Credit Facilities (and the incurrence by Co-Issuer Corp. and the Guarantors of Guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $950.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary of the Company to permanently repay any such Indebtedness pursuant to Section 4.10;

            (ii) the incurrence of Existing Indebtedness;

            (iii) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture;

            (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed $60.0 million at any time outstanding;

            (v) the incurrence by the Company or any Restricted Subsidiary of the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under this Section 4.09(a) or clauses (ii),
      (iii), (iv), (v) or (xii) of this Section 4.09(b);

            (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

            (a) if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is held by a Person that is not the Company, Co-Issuer Corp. or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

            (b) Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

            (c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and
                  (ii) any sale or other transfer of any
                  such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

            (vii) the issuance of shares of Preferred Stock by any of the Company's Restricted Subsidiaries to the Company or to a Guarantor; provided that (i) any subsequent issuance or transfer of any Equity Interests that results in such Preferred Stock being held by a Person other than the Company or a Guarantor and (ii) any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an issuance of such shares of Preferred Stock that was not permitted by this clause
      (vii);

            (viii) the Guarantee by the Issuers or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

            (ix) the incurrence of any Monetization Indebtedness;

            (x) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent the net proceeds thereof are promptly deposited to (i) defease all outstanding Notes pursuant to Article Eight hereof or (ii) satisfy and discharge this Indenture pursuant to Article 11 hereof;

            (xi) the issuance of up to 3,500,000 shares of AMC Preferred Stock, any Preferred Stock issued in exchange therefor or issued to redeem, repurchase, retire or otherwise acquire such AMC Preferred Stock pursuant to Section 4.07(b)(iv), and any subsequent issuance of Equity Interests (other than Disqualified Stock) on any of the foregoing as a dividend; or

            (xii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $50.0 million; provided that the aggregate principal amount (or accreted value, as applicable) of Indebtedness of all Restricted Subsidiaries of the Company that are not Guarantors incurred pursuant to this clause (xii), together with all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, shall not at any time exceed $25.0 million.

            For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company shall be permitted to classify at the time of its incurrence such item of Indebtedness in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) above. In addition, (A) any Indebtedness originally classified as incurred pursuant to clauses (i) through (xii) above may later be reclassified by the Company such that it shall be deemed as having been incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification and
(B) any Indebtedness originally classified as incurred pursuant to Section 4.09(a) or pursuant to clauses 4.09(b)(ii) through (xii) above may later be reclassified by the Company such that it shall be deemed as having been incurred pursuant to Section 4.09(a) or pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to Section 4.09(a) or such new clause at the time of such reclassification.

            (c) Notwithstanding any other provision of this Section 4.09:

            (i) the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.09 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies;

            (ii) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company;

            (iii) neither the accrual of interest nor the accretion of original issue discount (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and, in the case of accretion of original issue discount, Indebtedness of the Company or its Restricted Subsidiaries as accrued or accreted, as applicable; and

            (iv) the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall not be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Company or its Restricted Subsidiaries as accrued.

Section 4.10. Asset Sales.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined by the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of; provided that this clause (i) shall not apply to an Asset Sale resulting solely from a foreclosure or sale by a third party upon assets or property subject to a Lien not prohibited by this Indenture;

            (ii) where such Fair Market Value exceeds $25.0 million, the Company's Board of Directors' determination of such Fair Market Value is set forth in an Officers' Certificate delivered to the Trustee; and

            (iii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be Cash Equivalents:

                  (A) any liabilities (as shown on the Company's or such
            Restricted Subsidiary's most recent balance sheet, or would be shown on the Company's or such Restricted Subsidiary's balance sheet on the date of such Asset Sale) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a written agreement that releases the Company or such Restricted Subsidiary from further liability therefor; and

                  (B) any securities, notes or other obligations received by the
            Company or any such Restricted Subsidiary from such transferee that are converted (including by way of any Monetization Transaction) by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 120 days of such Asset Sale.

            (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

            (i) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

            (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (including by means of a merger, consolidation or other business combination permitted under this Indenture) to be held, commencing on the date of such acquisition, as or in a Restricted Subsidiary of the Company;

            (iii) to pay for or purchase Replacement Assets; or

            (iv) any combination of the foregoing.

            Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

            (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) above shall constitute "EXCESS PROCEEDS." Within 30 days after the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an Asset

Sale offer (an "ASSET SALE OFFER") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth by this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale Offer provisions of this Indenture by virtue of such compliance.

Section 4.11. Transactions with Affiliates.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

            (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

            (ii) the Company delivers to the Trustee:

                  (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and, if such Affiliate Transaction is with an entity other than Rainbow Media Enterprises or a Subsidiary thereof, that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors; and


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

                  (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

            (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):

            (i) transactions between or among the Company and/or its Restricted Subsidiaries;

            (ii) transactions, contracts, agreements, understandings, loans, advances or Guarantees having aggregate consideration (for all such transactions, contracts, agreements, understandings, loans, advances or Guarantees) not to exceed $500,000 in any fiscal year;

            (iii) transactions or other arrangements pursuant to employment agreements, collective bargaining agreements, employee benefit plans or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification arrangements, retirement or savings plans, stock option, stock ownership and similar plans and similar arrangements; provided that, for any of the foregoing (A) any such transaction or arrangement is with respect to any Person other than a Principal and (B) the terms of any such transaction or arrangement have been approved by the Board of Directors of the Company in good faith;

            (iv) Restricted Payments that are not prohibited by the provisions of Section 4.07;

            (v) any sale of Capital Stock (other than Disqualified Stock) of the Company;

            (vi) loans and advances to officers, directors or employees of the Company or its Restricted Subsidiaries (or guarantees of third party loans to such officers, directors or employees) in an amount not to exceed $5.0 million outstanding at any time;

            (vii) the issuance of up to 3,500,000 shares of AMC Preferred Stock and any action taken by the holders of the AMC Preferred Stock permitted by the certificate of designations for the AMC Preferred Stock;

            (viii) the payment of interest and principal to holders of Indebtedness; provided that (1) the terms of such interest and principal payments were set forth in the original documentation pursuant to which such Indebtedness was incurred, and (2) either (A) the incurrence of such Indebtedness was subject to and not prohibited by this Section 4.11 or (B) such Indebtedness was not initially issued, directly or indirectly, to any Affiliate of the Company or any of its Restricted Subsidiaries;


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

            (ix) transactions pursuant to agreements or arrangements between Rainbow Media Enterprises and its Subsidiaries, on the one hand, and Cablevision Systems Corporation or its Subsidiaries, on the other hand, that are (1) put in place on or prior to the date of the Distribution and
      (2) on terms as favorable to the Company or the relevant Restricted Subsidiary of the Company as those available from unrelated parties for a comparable arrangement, or any amendment, modification or supplement thereto or any replacement thereof, as long as such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Company and its Restricted Subsidiaries than such original agreement or arrangement; and

            (x) transactions pursuant to other agreements or arrangements in effect on the date of this Indenture that are either (A) described in the Offering Memorandum or (B) would not be required to be described pursuant to Item 404 of Regulation S-K promulgated pursuant to the Securities Act, or any amendment, modification or supplement thereto or any replacement thereof, as long as such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement or arrangement as in effect on the date of this Indenture.

Section 4.12. Liens.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the Note Guarantees, senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Section 4.13. Business Activities.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

            (b) Co-Issuer Corp. shall not hold any material assets or become liable for any Obligations or engage in any business activities; provided that Co-Issuer Corp. may be a co-obligor of the Notes (including any Additional Notes) pursuant to the terms of this Indenture, a borrower or guarantor pursuant to the terms of the Credit Agreement or a co-obligor on other Indebtedness of the Company if the Company is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company's Restricted Subsidiaries other than Co-Issuer Corp. Co-Issuer Corp. may, as necessary, engage in any activities directly related to or necessary in connection with serving as a co-obligor of the Notes, a borrower or guarantor pursuant to the terms of the Credit Agreement and a co-obligor on such other Indebtedness. The Company shall not sell or otherwise dispose of any of its Equity


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

Interests in Co-Issuer Corp. and shall not permit Co-Issuer Corp., directly or indirectly, to issue or sell or otherwise dispose of any of its Equity Interests.

Section 4.14. Offer to Repurchase upon a Change of Control.

            (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $5,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes pursuant to an offer by the Issuers (a "CHANGE OF CONTROL OFFER") at an offer price (a "CHANGE OF CONTROL PAYMENT") in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, to the date of the Change of Control Payment Date. Within 60 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date (the "CHANGE OF CONTROL PAYMENT DATE") specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08 (including the notice required thereby). The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

            (b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

            (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

            (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

            (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

            (c) The Paying Agent shall promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $5,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date.

            (d) The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


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

            (e) Prior to complying with any of the provisions of this Section 4.14, but in any event within 60 days following a Change of Control, the Issuers shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.14. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (f) Notwithstanding anything to the contrary in this Section 4.14, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15. Limitation on Senior Subordinated Debt.

            (a) (1) The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company unless it is pari passu or subordinate in right of payment to the Notes and (2) Co-Issuer Corp. shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Co-Issuer Corp. unless it is pari passu or subordinate in right of payment to the Notes.

            (b) No Guarantor shall incur any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor unless it is pari passu or subordinate in right of payment to such Guarantor's Note Guarantee.

            (c) For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company, Co-Issuer Corp. or any Guarantor, as applicable, solely by virtue of being unsecured or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.16. Designation of Restricted and Unrestricted Subsidiaries.

            (a) Unless designated as an Unrestricted Subsidiary, each newly acquired or created Subsidiary of the Company or a Restricted Subsidiary of the Company shall be a Restricted Subsidiary of the Company. Any Restricted Subsidiary of the Company (other than Co-Issuer Corp.) may be designated by the Company as an Unrestricted Subsidiary; provided that:

            (i) any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under
      Section 4.09;

            (ii) the aggregate Fair Market Value (as determined by senior management or the Board of Directors, unless such Fair Market Value exceeds $10.0 million, in which event such Fair Market Value must be determined by the Board of Directors) of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) shall be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07;

            (iii) such Subsidiary does not hold any Liens (other than Permitted Liens) on any property of the Company or any Restricted Subsidiary thereof; and

            (iv) the Subsidiary being so designated:

                  (A) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (B) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (C) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation;

            (v) no Default or Event of Default would be in existence following such designation; and

            (vi) if the Subsidiary being so designated is a Significant Subsidiary (or if the group of Subsidiaries being so designated would together constitute a Significant Subsidiary), such designation must be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation.

            (b) Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in Section 4.16(a)(iv) and such failure continues for a period of 30 days, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of


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

such date under this Indenture, the Company shall be in violation of the applicable provisions of this Indenture.

            (c) The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that:

            (i) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable two-quarter reference period;

            (ii) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under Section 4.07;

            (iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12; and

            (iv) no Default or Event of Default would be in existence following such designation.

Section 4.17. Payments for Consent.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18. Guarantees.

            (a) The Company shall not permit any of its Restricted Subsidiaries (other than Co-Issuer Corp. and any Insignificant Subsidiary), directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any of the Company's other Restricted Subsidiaries unless such Restricted Subsidiary (i) is a Guarantor under this Indenture or (ii) becomes a Guarantor under this Indenture and simultaneously executes and delivers a supplemental indenture pursuant to which it agrees to be bound by the terms of this Indenture as a Guarantor, provided that such Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Note Guarantee may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

            (b) In the event that any Restricted Subsidiary that is an Insignificant Subsidiary ceases to be an Insignificant Subsidiary, then such Restricted Subsidiary must become a Guarantor and execute a supplemental indenture pursuant to which it agrees to be bound by the


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

terms of this Indenture as a Guarantor and, if requested, deliver an Opinion of Counsel to the Trustee. The form of the Note Guarantee is attached as Exhibit E hereto.

            (c) Notwithstanding Section 4.18(a), any Note Guarantee may provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described under Section 10.05 hereof.

Section 4.19. Suspension of Certain Covenants and Agreements.

            (a) During any period of time that the Notes maintain an Investment Grade Rating from both Rating Agencies and no Default or Event of Default shall have occurred and then be continuing (the foregoing conditions being referred to collectively as the "SUSPENSION CONDITION"), the Company and its Restricted Subsidiaries shall not be subject to Sections 3.08, 4.07, 4.08, 4.09, 4.10, 4.11, 4.14, 4.20 and clauses (iii) and (v) of Section 5.01(a) (collectively, the "SUSPENDED COVENANTS").

            (b) If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time pursuant to Section 4.19(a) and, subsequently, one or both Rating Agencies withdraw their Investment Grade Rating or downgrade the Investment Grade Rating assigned to the Notes such that the Notes no longer have an Investment Grade Rating from both Rating Agencies, then the Company and each of its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade shall be calculated in accordance with the terms of Section 4.07 as if such section had been in effect during the entire period of time from the date of this Indenture.

Section 4.20. Limitation on Issuances and Sales of Equity Interests in
              Restricted Subsidiaries.

            The Company shall not transfer, convey, sell, lease or otherwise dispose of, and shall not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Equity Interests (other than issuances of AMC Preferred Stock or any Preferred Stock (other than Disqualified Stock)) issued in exchange therefor or issued to redeem, repurchase, retire, convert, exchange or otherwise acquire such AMC Preferred Stock pursuant to Section 4.07(b)(iv), and any subsequent issuance of Equity Interests (other than Disqualified Stock) on any of the foregoing as a dividend) in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company or shares of its Capital Stock constituting directors' qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except:

            (i) if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.07 if made on the date of such issuance or sale and the cash Net Proceeds from such transfer,


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

      conveyance, sale, lease or other disposition are applied in accordance with Section 4.10; or

            (ii) sales of Equity Interests of a Restricted Subsidiary of the Company by the Company or a Restricted Subsidiary of the Company; provided that the Company or such Restricted Subsidiary complies with Section 4.10.

                                  ARTICLE FIVE
                                   SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.

            (a) The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

            (i) either: (a) the Company is the surviving corporation or limited liability company; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made
      (1) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia and (2) assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;

            (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable two-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a);

            (iv) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that such Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture, and Co-Issuer Corp., unless it is the other party to the transactions in this Section 5.01, shall have by supplemental indenture confirmed its obligations under this Indenture and the Notes; and

            (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computation to demonstrate compliance with clause 5.01(iii)) and, if requested, an Opinion of Counsel, in each case stating that such transaction and such agreement complies with this Section 5.01 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

            (b) In addition, neither the Company nor any Restricted Subsidiary thereof may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.
Section 5.01(a)(iii) shall not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Section 5.02. Successor Corporation Substituted.

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                  ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

            (a) Each of the following is an "EVENT OF DEFAULT":

            (i) default for 30 days in the payment when due of interest on the Notes whether or not prohibited by the subordination provisions of this Indenture;

            (ii) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

            (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 3.08, 4.10(c), 4.14 or 5.01;

            (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of the Notes outstanding to comply with any of the other agreements in this Indenture;


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

            (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

                  (A) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a "PAYMENT DEFAULT"); or

                  (B) results in the acceleration of such Indebtedness prior to its express maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

            (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment becomes final and non-appealable;

            (vii) except as permitted by this Indenture, the Note Guarantee of any Subsidiary that is not an Insignificant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

            (viii) the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) makes a general assignment for the benefit of its
            creditors; or

                  (D) generally is not paying its debts as they become due; and

            (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary of the Company (or


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            Restricted Subsidiaries that together would constitute a Significant
            Subsidiary), in an involuntary case; or

                  (B) appoints a custodian of the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company, any Guarantor that is not an Insignificant Subsidiary or any of its Restricted Subsidiaries that is a Significant Subsidiary (or Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

                  (C) orders the liquidation of the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary of the Company (or Restricted Subsidiaries that together would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02. Acceleration.

            (a) In the case of an Event of Default specified in clause (viii) or
(ix) of Section 6.01 with respect to the Company, any Guarantor that is not an Insignificant Subsidiary or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, that acceleration shall not be effective until the earlier of (i) an acceleration of Indebtedness under the Credit Agreement; and (ii) five Business Days after receipt by the Issuers and the agent under the Credit Agreement of written notice of the acceleration of the Notes.

            (b) In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant
Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of such Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of such Notes, then the premium specified in Section 3.07(c) shall also become immediately due and payable to the extent permitted by law upon the acceleration of such Notes.

Section 6.03. Other Remedies.

            (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.


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            (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

            (a) Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes; provided, however, that the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

            (b) The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section
6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            (c) In the event of a declaration of acceleration of the Notes because of an Event of Default specified in Section 6.01(a)(v) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(v) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of such Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived.

Section 6.05. Control by Majority.

            The Holders of a majority in principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.


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Section 6.06. Limitation on Suits.

            (a) A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (i) the Holder gives the Trustee written notice of a continuing Event of Default;

            (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

            (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

            (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

            (b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

            If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers or any Guarantor (or any other obligor upon the Notes), its creditors or its


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

property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 7.06 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

            (a) If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.06, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

            Third: to the Issuers or to such party as a court of competent jurisdiction shall direct in writing.

            (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.


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                                 ARTICLE SEVEN
                                     TRUSTEE

Section 7.01. Duties of Trustee.

            Except to the extent, if any, provided otherwise in the TIA:

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default:

            (i) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be forwarded to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph shall not be construed to limit the effect of paragraph (b) of this Section 7.01;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

            (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable


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

      grounds for believing that repayment of such funds or indemnity against such risk or liability is not reasonably assured to it.

            (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02. Certain Rights of Trustee.

            Subject to the provisions of the TIA Sections 315(a) through 315(d):

            (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by a written request or order signed, with respect to either Issuer, (i) by its Chairman, Chief Executive Officer, Chief Financial Officer, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to


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

make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the expense of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

            (i) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

            (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

            (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03. Trustee's Disclaimer.

            The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuers of Notes or the proceeds thereof, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.

Section 7.04. May Hold Securities.

            The Trustee, any Paying Agent, Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.


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Section 7.05. Money Held in Trust.

            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.

Section 7.06. Compensation and Reimbursement.

            The Issuers and the Guarantors, jointly and severally, agree:

            (a) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Issuers and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall have been caused by its negligence or willful misconduct; and

            (c) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            As security for the performance of the obligations of the Issuers under this Section 7.06, the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Notes.

            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(viii) or 6.01(ix), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services shall be intended to constitute expenses of administration under any Bankruptcy Law.

            The provisions of this Section 7.06 shall survive the termination of this Indenture.

Section 7.07. Eligibility; Disqualification.

            There shall at all times be a Trustee hereunder qualified or to be qualified under TIA 310(a)(1) and which shall have a combined capital and surplus of at least $50,000,000 to the extent there is such an institution eligible and willing to serve. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section


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

7.07, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.08. Replacement of Trustee.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.09.

            (b) The Trustee may resign at any time by giving written notice thereof to the Issuers. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by an Act of Holders of a majority in principal amount of the Notes, delivered to the Trustee and the Issuers. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

            (d) If at any time:

            (i) the Trustee shall fail to comply with the provisions of TIA
      Section 310(b) after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months; or

            (ii) the Trustee shall cease to be eligible under Section 7.07 and shall fail to resign after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months; or

            (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (A) the Issuers by a Board Resolution may remove the Trustee, or (B) subject to Section 6.11, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuers, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Act of Holders of a majority in principal amount of the Notes delivered to the Issuers and the


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retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 7.09, become the successor Trustee and supersede the successor Trustee appointed by the Issuers. If no successor Trustee shall have been so appointed by the Issuers or the Holders of the Notes and so accepted appointment, the Holder of any Note who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Issuers shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the register of Notes. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 7.09. Acceptance of Appointment by Successor.

            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, provided, however, that the retiring Trustee shall continue to be entitled to the benefit of Section 7.06(c); but, on request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 7.10. Merger, Conversion, Consolidation or Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.


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

Section 7.11. Preferential Collection of Claims Against Issuers.

            If and when the Trustee shall be or become a creditor of the Issuers (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Issuers (or any such other obligor).

Section 7.12. Trustee's Application for Instructions from the Issuers.

            Any application by the Trustee for written instructions from the Issuers may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Issuers actually received such application) unless, with respect to any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted).

Section 7.13. Notice of Defaults.

            Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the register of Notes, notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

                                 ARTICLE EIGHT
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

            The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article Eight.

Section 8.02. Legal Defeasance and Discharge.

            Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from all their obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees,



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

respectively, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

            (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

            (b) the Issuers' obligations with respect to such Notes under Article Two concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the Issuers' obligations under
Section 4.02;

            (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Guarantors' obligations in connection therewith and

            (d) this Section 8.02.

Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

            Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.20, 5.01 and
10.04 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and neither the Notes nor the Note Guarantees shall thereafter be deemed "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(iii) through (vii) shall not constitute Events of Default.


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Section 8.04. Conditions to Legal or Covenant Defeasance.

            (a) The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

            (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (iv) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

            (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (vi) the Issuers must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Issuers or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an "insider" of the Issuers under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights


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

      generally, including Section 547 of the United States Bankruptcy Code and
      (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

            (vii) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of the Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

            (viii) if the Notes are to be redeemed prior to their Stated Maturity, the Issuers must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

            (ix) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

            (a) Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            (b) The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and


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

the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 and, in the case of a Legal Defeasance, the Guarantors' obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.02, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

            Notwithstanding Section 9.02 below, the Issuers, the Guarantors, and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of a Note:

            (i) to cure any ambiguity, defect or inconsistency;

            (ii) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

            (iii) to provide for the assumption of the Issuers' or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers' or such Guarantor's assets;

            (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes (including additional Note Guarantees or Liens securing the Notes) or that does not materially adversely affect the rights under this Indenture of any such Holder;

            (v) to comply with the provisions of Section 4.18;

            (vi) to evidence and provide for the acceptance of appointment by a successor Trustee; or

            (vii) to provide for the issuance of Additional Notes in accordance with this Indenture.

            Upon the request of the Issuers authorizing the execution of any such amended or supplemental Indenture, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.


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

Section 9.02. With Consent of Holders of Notes.

            (a) Except as otherwise provided in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Notes Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Notes Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

            (b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

            (c) Upon the request of the Issuers authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuers in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

            (d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            (e) After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Issuers with any provision of this Indenture, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):


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

            (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (ii) reduce the principal of or change the fixed maturity of the Notes or alter the provisions, or waive any payment, with respect to the redemption of the Notes to the extent such alteration or waiver reduces the principal amount or premium payable upon redemption of the Notes or changes the date on which the Notes may be redeemed;

            (iii) reduce the rate of or change the time for payment of interest on the Notes;

            (iv) waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

            (v) make the Notes payable in money other than U.S. dollars;

            (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

            (vii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

            (viii) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

            (ix) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10(c) after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.14 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

            (x) except as otherwise permitted under Sections 4.18 and 5.01, consent to the assignment or transfer by the Issuers or any Guarantor of any of their rights or obligations under this Indenture;

            (xi) amend or modify any of the provisions of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Note Guarantee in any manner adverse to the holders of the Notes or Note Guarantee; or

            (xii) make any change in the preceding amendment and waiver provisions.


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

Section 9.03. Compliance with Trust Indenture Act.

            Every amendment or supplement to this Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

            (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

            (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

            The Trustee shall sign any amendment or supplement to this Indenture or any Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture or Note until the Board of Directors of the Company approves it. In executing any amendment or supplement or Note, the Trustee shall be provided with and (subject to Section 7.01) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

                                  ARTICLE TEN
                                 NOTE GUARANTEES

Section 10.01. Guarantee.

            (a) Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or


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

otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            (b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

            (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Issuers or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02. Limitation on Guarantor Liability.

            Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute


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

(i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

Section 10.03. Execution and Delivery of Note Guarantee.

            (a) To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

            (b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

            (c) If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

            (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

            (e) If required by Section 4.18, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with Section 4.18 and this Article Ten, to the extent applicable.

Section 10.04. Guarantors May Consolidate, Etc., on Certain Terms.

            (a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

            (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

            (ii) either:


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

                  (A) the Person acquiring the property in any such sale or
            disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

                  (B) such sale or other disposition or consolidation or merger complies with Section 4.10.

            (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

            (c) Except as set forth in Article Five, and notwithstanding clauses
(i) and (ii) of Section 10.04(a), nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05. Release of Guarantor.

            Any Guarantor shall be released and relieved of any obligations under its Note Guarantee;

            (a) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with Section 4.10;

            (b) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under this Indenture; or

            (c) upon the release or discharge of the Guarantee (including the Guarantee under the Credit Agreement) which resulted in the creation of such Note Guarantee pursuant to Section 4.18 (except a discharge or release by or as a result of payment under such Guarantee); provided that such Guarantor does not have any Preferred Stock outstanding at such time that is not held by the Company or any Guarantor.


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

            Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 10.05 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.

Section 10.06. Subordination of Note Guarantee.

            Payments under the Note Guarantees shall be subordinated to the prior payment in full of all Senior Debt of such Guarantor, including Senior Debt incurred after the date of this Indenture, on the same basis as the payments by the Issuers on the Notes are subordinated to the prior payment in full of Senior Debt of the Issuers. Each Holder by accepting a Note agrees to such subordination. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Twelve.

                                 ARTICLE ELEVEN
                           SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

            (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

            (i) either:

                  (A) all Notes that have been authenticated under this
            Indenture (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

                  (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or shall become due and payable within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor are a party or by which the Issuers or any Guarantor are bound;


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            (iii) the Issuers or any Guarantor have paid or caused to be paid all sums payable by them under this Indenture; and

            (iv) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

            (b) The Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

            (c) Notwithstanding the above, the Trustee shall pay to the Issuers or any Guarantor from time to time upon their request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.

            (d) After the conditions to discharge contained in this Article Eleven have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Issuers and the Guarantors under this Indenture (except for those surviving obligations specified Section 11.01).

Section 11.02. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

            Subject to Section 11.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either of the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 11.03. Repayment to the Issuers.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the


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date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

                                 ARTICLE TWELVE
                                  SUBORDINATION

Section 12.01. Agreement to Subordinate.

            The Issuers agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Twelve, to the prior payment in full in Cash Equivalents of all Senior Debt of the Issuers, including Senior Debt of the Issuers incurred after the date hereof.

Section 12.02. Liquidation; Dissolution; Bankruptcy.

            The holders of Senior Debt of the Issuers shall be entitled to receive payment in full in Cash Equivalents of all Obligations due in respect of Senior Debt of the Issuers before the Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders of the Notes may receive and retain Permitted Junior Securities and payments made from the trust pursuant to Article Eight), in the event of any distribution to creditors of either Issuer in connection with:

            (a) any liquidation, dissolution or winding up of either Issuer;

            (b) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to either of the Issuers or their respective properties;

            (c) any assignment for the benefit of creditors; or

            (d) any marshaling of either of the Issuers' assets and liabilities.

Section 12.03. Default on Designated Senior Debt.

            (a) Neither Issuer may make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust pursuant to Article Eight) if:

            (i) a payment default on Designated Senior Debt of either Issuer occurs and is continuing beyond any applicable grace period; or

            (ii) any other default (a "NON-PAYMENT DEFAULT") occurs and is continuing on any series of Designated Senior Debt of either Issuer that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from a representative of the holders of such Designated Senior Debt.

            (b) Payments on the Notes may and shall be resumed:


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            (i) in the case of a payment default on Designated Senior Debt of either Issuer, upon the date on which such default is cured or waived; and

            (ii) in the case of a non-payment default on Designated Senior Debt of either Issuer, the earlier of (A) the date on which such default is cured or waived, (B) 179 days after the date on which the applicable Payment Blockage Notice is received and (C) the date the Trustee receives notice from the representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of such Designated Senior Debt has been accelerated.

            (c) No new Payment Blockage Notice may be delivered unless and until:

            (i) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

            (ii) all scheduled payments of principal, interest and premium, if any, on the Notes that have come due have been paid in full in cash.

            (d) No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

            (e) If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust pursuant to Article Eight) when:

            (i) the payment is prohibited by this Article Twelve; and

            (ii) the Trustee or the Holder has actual knowledge that the payment is prohibited (provided that such actual knowledge shall not be required in the case of any payment default on Designated Senior Debt), the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the Issuers. Upon the proper written request of the holders of Senior Debt of either Issuer or if there is any payment default on any Designated Senior Debt, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of the applicable Issuer or their proper representative.

Section 12.04. Acceleration of Securities.

            If payment of the Notes is accelerated because of an Event of Default, the Issuers shall promptly notify holders of Senior Debt of the acceleration.

Section 12.05. When Distribution Must Be Paid Over.

            In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (except in Permitted Junior Securities or from the trust pursuant to Article Eight hereof) at a time when the Trustee or such Holder, as applicable, has


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actual knowledge that such payment is prohibited by Article Twelve, such payment shall be held by the Trustee or such Holder, as applicable, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of Senior Debt or their Representative, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article Twelve, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 12.06. Notice by the Issuers.

            The Issuers shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article Twelve, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article Twelve.

Section 12.07. Subrogation.

            After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article Twelve to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Issuers and Holders, a payment by the Issuers on the Notes.

Section 12.08. Relative Rights.

            This Article Twelve defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

            (a) impair, as between the Issuers and Holders of Notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

            (b) affect the relative rights of Holders of Notes and creditors of the Issuers other than their rights in relation to holders of Senior Debt; or

            (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the prior notice requirement set


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      forth in Section 6.02(a) and the rights of holders and owners of Senior
      Debt to receive distributions and payments otherwise payable to Holders of Notes.

            If the Issuers fail because of this Article Twelve to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 12.09. Subordination May Not Be Impaired by the Issuers.

            No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or any Holder or by the failure of the Issuers or any Holder to comply with this Indenture.

Section 12.10. Distribution or Notice to Representative.

            Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

            Upon any payment or distribution of assets of the Issuers referred to in this Article Twelve, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

Section 12.11. Rights of Trustee and Paying Agent.

            Notwithstanding this Article Twelve or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Twelve. Only the Issuers or a Representative may give the notice. Nothing in this Article Twelve shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.06 hereof.

            The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 12.12. Authorization to Effect Subordination.

            Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Twelve, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09


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hereof at least 30 days before the expiration of the time to file such claim, the lenders under the Credit Agreement are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 12.13. Trustee Not Fiduciary for Holders of Senior Indebtedness.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 13.02. Notices.

            (a) Any notice or communication by the Issuers or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

            If to the Issuers and/or any Guarantor:

            Rainbow National Services LLC
            200 Jericho Quadrangle
            Jericho, NY 11753
            Facsimile: 516-803-3003
            Attention: Joshua W. Sapan

            And to:

            Rainbow National Services LLC
            200 Jericho Quadrangle
            Jericho, NY 11753
            Facsimile: 516-803-3003
            Attention: Chief Financial Officer

            If to the Trustee:


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            The Bank of New York
            101 Barclay Street, 8W
            New York, NY 10286
            Facsimile: 212-815-5707
            Attention: Corporate Trust Administration

            (b) The Issuers, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder.

            (e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

            (f) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

            (g) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            (h) If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03. Communication by Holders of Notes with Other Holders of Notes.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).


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Section 13.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee if requested:

            (i) an Officers' Certificate (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (ii) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel (who may rely upon an Officers' Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied;

except that, in the case of such request or application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

Section 13.05. Statements Required in Certificate or Opinion.

            (a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06. Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.


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Section 13.07. No Personal Liability of Directors, Officers, Employees and
Stockholders.

            No director, officer, employee, incorporator, member, manager, partner or stockholder of either Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08. Governing Law.

            THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 13.09. Consent to Jurisdiction.

            Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the "SPECIFIED COURTS"), and each party and each Holder by accepting the Notes irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties and each Holder by accepting the Notes irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 13.10. Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Issuers or Guarantors may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion, including any Officers' Certificate or Opinion of Counsel, may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representation by, an officer or officers of an Issuer or Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer or Guarantor, as applicable, unless such counsel knows, or in the exercise of reasonable care


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should show, that the certificate or opinion or representations with respect to such matters are erroneous.

Section 13.11. Successors.

            All agreements of the Issuers in this Indenture and the Notes shall bind any of their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind such Guarantor's successors, except as otherwise provided in Section 10.04.

Section 13.12. Severability.

            In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13. Counterpart Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14. Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers if made in the manner provided in this Section 13.14.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) Notwithstanding anything to the contrary contained in this
Section 13.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the


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same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

            (d) If the Issuers shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a resolution of the Board of Directors of the Company, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Paying Agent or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

            (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note.

Section 13.15. Benefit of Indenture.

            Nothing in this Indenture, the Notes or the Note Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, any Registrar and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.16. Table of Contents, Headings, Etc.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


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

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties have executed this Indenture as of August __, 2004.

                 RAINBOW NATIONAL SERVICES LLC

                 By: _______________________________
                     Name:
                     Title:

                 RNS CO-ISSUER CORPORATION

                 By: _______________________________
                     Name:
                     Title:

                 AMERICAN MOVIE CLASSICS COMPANY LLC

                 By: _______________________________
                     Name:
                     Title:

                 THE INDEPENDENT FILM CHANNEL LLC
                 By: RAINBOW NATIONAL SERVICES LLC

                 By: _______________________________
                     Name:
                     Title:

                 AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION

                 By: _______________________________
                     Name:
                     Title:

                 AMC PRODUCTIONS, INC.

                 By: _______________________________
                     Name:
                     Title:

                 WE: WOMEN'S ENTERTAINMENT PRODUCTIONS, INC.

                 By: _______________________________
                     Name:
                     Title:

                 IFC PROGRAMMING, INC.

                 By: _______________________________
                     Name:
                     Title:

                 AMC FILM HOLDINGS LLC
                 By: AMERICAN MOVIE CLASSICS COMPANY LLC

                 By: _______________________________
                     Name:
                     Title:

                 AMC MOVIE COMPANION LLC
                 By: AMERICAN MOVIE CLASSICS COMPANY LLC

                 By: _______________________________
                     Name:
                     Title:

                 AMC NEW MEDIA LLC
                 By: AMERICAN MOVIE CLASSICS COMPANY LLC

                 By: _______________________________
                     Name:
                     Title:

                 MONSTERS VOD SERVICES LLC
                 By: AMERICAN MOVIE CLASSICS COMPANY LLC

                 By: _______________________________
                     Name:
                     Title:

                 WE: WOMEN'S ENTERTAINMENT LLC
                 By: AMERICAN MOVIE CLASSICS COMPANY LLC

                 By: _______________________________
                     Name:
                     Title:

                 WE NEW MEDIA LLC
                 By: WE: WOMEN'S ENTERTAINMENT LLC
                     By: AMERICAN MOVIE CLASSICS COMPANY LLC

                 By: _______________________________
                     Name:
                     Title:

                 IFC DIGITAL MEDIA LLC
                 By: THE INDEPENDENT FILM CHANNEL LLC
                     By: RAINBOW NATIONAL SERVICES LLC

                 By: _______________________________
                     Name:
                     Title:

                 IFC VOD SERVICES LLC
                 By: THE INDEPENDENT FILM CHANNEL LLC
                     By: RAINBOW NATIONAL SERVICES LLC

                 By: _______________________________
                     Name:
                     Title:

                 THE BANK OF NEW YORK, as Trustee

                 By: _______________________________
                     Name:
                     Title:

                                                                       EXHIBIT A

                                 [Face of Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE issuers.

THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE Issuers OR ANY AFFILIATE OF THE Issuers were THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES and guarantees ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE Issuers' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE
(D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE

MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

  [ADDITIONAL LANGUAGE FOR REGULATION S NOTE TO BE INSERTED AFTER PARAGRAPH 1]

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

                                                                           CUSIP

No.                                                                **$________**

                          RAINBOW NATIONAL SERVICES LLC
                            RNS CO-ISSUER CORPORATION

                   10-3/8% SENIOR SUBORDINATED NOTES DUE 2014

Issue Date:

            Rainbow National Services LLC, a Delaware limited liability company (the "COMPANY"), and RNS Co-Issuer Corporation, a Delaware corporation (the "CO-ISSUER CORP." and, together with the Company, the "ISSUERS," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of $500,000,000 on September 1, 2014.

Interest Payment Dates:  March 1 and September 1, commencing March 1, 2005.

Record Dates: February 15 and August 15.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                            [SIGNATURE PAGE FOLLOWS]

                  [ATTACH NOTATION OF GUARANTEE FOR GUARANTORS]

            IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                          RAINBOW NATIONAL SERVICES LLC, a
                                          Delaware limited liability company

                                          By: __________________________________
                                              Name:
                                              Title:

Attest:

By: ____________________________________
Name:
Title:

                                          RNS CO-ISSUER CORPORATION, a Delaware
                                          corporation

                                          By: __________________________________
                                              Name:
                                              Title:

Attest:

By: ____________________________________
Name:
Title:

                    (Trustee's Certificate of Authentication)

This is one of the 10-3/8% Senior Subordinated Notes due 2014 described in the within-mentioned Indenture.

Dated: August 20, 2004

THE BANK OF NEW YORK,
as Trustee

By: __________________________________
    Authorized Signatory

                             [Reverse Side of Note]

                          RAINBOW NATIONAL SERVICES LLC
                            RNS CO-ISSUER CORPORATION

                   10-3/8% Senior Subordinated Notes due 2014

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. Interest. The Issuers promise to pay interest on the principal amount of this Note at 10-3/8% per annum from the date hereof until maturity. The Issuers shall pay interest semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be March 1, 2005. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at the same rate; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. If a Holder has given wire transfer instructions to the Issuers, the Issuers shall pay all principal, interest and premium, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. Paying Agent and Registrar. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

            4. Indenture. The Issuers issued the Notes under an Indenture dated as of August 20, 2004 ("INDENTURE") among the Company, Co-Issuer Corp., the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those specifically made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

            5. Optional Redemption. (a) Except as set forth in paragraphs 5(b) and (c) below, the Issuers shall not have the option to redeem the Notes prior to September 1, 2009. On or after September 1, 2009, the Issuers may redeem all or part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year                                                                           Percentage
2009....................................................................        105.188%
2010....................................................................        103.458%
2011....................................................................        101.729%
2012 and thereafter.....................................................        100.000%

            (b) At any time prior to September 1, 2007, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Issuers and their Subsidiaries; and (2) the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.

            (c) If at any time prior to September 1, 2009: (i)(A) the Company has made an Asset Sale Offer for 50% or more of the outstanding Notes in compliance with Section 4.10, (B) the Company has purchased all Notes tendered and (C) less than all of the outstanding Notes have been tendered and purchased pursuant to such Asset Sale Offer; or (ii) the Company or a Restricted Subsidiary thereof has entered into a binding agreement related to a transaction that is subject to Section 5.01 pursuant to which the Company or any of its Restricted Subsidiaries is entitled to receive net proceeds in excess of the sum of the principal amount of all Senior Debt and Notes outstanding at such time, then the Company may redeem all or part of the Notes at a redemption price equal to the sum of (A) 100% of the principal amount thereof, plus (B) the Applicable Premium as of the date of redemption, plus (C) accrued and unpaid interest, if any, to the date of redemption.

            6. Repurchase at Option of Holder. Upon the occurrence of (a) a Change of Control, the Holders of the Notes shall have the right to require the Company to purchase such Holder's outstanding Notes on the terms set forth in the Indenture and (b) an Asset Sale, the Company may be obligated to make offers to purchase Notes with a portion of the Net Proceeds of such Asset Sale on the terms set forth in the Indenture.

            7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption.

            8. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

            9. Amendment, Supplement and Waiver. The Indenture and the Notes may be amended or supplemented and any existing default or compliance with any provision of the Indenture or the Notes may be waived only in accordance with the Indenture.

            10. Defaults and Remedies. In the case of an Event of Default arising from events of bankruptcy or insolvency specified in the Indenture, all outstanding Notes may become due and payable in the manner and with the effect provided in the Indenture.

            11. Trustee Dealings with Issuers. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Issuers or any of their Affiliates, with the same rights it would have if it were not Trustee.

            12. No Recourse Against Others. No director, officer, employee, incorporator, member, manager, partner or stockholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

            13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            15. Guarantee. The Issuers' obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

            16. Copies of Documents. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Rainbow National Services LLC

                  200 Jericho Quadrangle
                  Jericho, New York  11753
                  Attention: Joshua W. Sapan, President and Chief Executive
                             Officer

                  And to:

                  Rainbow National Services LLC
                  200 Jericho Quadrangle
                  Jericho, NY 11753
                  Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                                 (INSERT ASSIGNEE'S LEGAL NAME)

________________________________________________________________________________

                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: __________

                                       Your Signature: _________________________
                                                       (Sign exactly as your
                                                        name appears on the face
                                                        of this Note)

Signature Guarantee*: ___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company or the Issuers pursuant to Section 4.10(c) or 4.14 of the Indenture, respectively, check the appropriate box below:

                     [ ] Section 4.10(c)        [ ] Section 4.14

            If you want to elect to have only part of the Note purchased by the Company or the Issuers pursuant to Section 4.10(c) or Section 4.14 of the Indenture, respectively, state the amount you elect to have purchased:

                                $_____________

Date:_____________

                                    Your Signature: ____________________________
                                                    (Sign exactly as your
                                                     name appears on the
                                                     face of this Note)

                                    Tax Identification No.:_____________________

Signature Guarantee*:  __________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                   [TO BE INSERTED FOR RULE 144A GLOBAL NOTE]

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                  Principal Amount at
                     Amount of Decrease in  Amount of Increase in       Maturity                Signature of
                      Principal Amount at    Principal Amount at   of this Global Note        Authorized Officer
                           Maturity                Maturity          Following such             of Trustee or
    Date of Exchange  of this Global Note    of this Global Note  decrease (or increase)         Custodian
    ---------------- ---------------------  --------------------- ----------------------     -------------------

                  [TO BE INSERTED FOR REGULATION S GLOBAL NOTE]

                SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE

            The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

                                                                  Principal Amount at
                     Amount of Decrease in  Amount of Increase in       Maturity                Signature of
                      Principal Amount at    Principal Amount at   of this Global Note        Authorized Officer
                           Maturity                Maturity          Following such             of Trustee or
    Date of Exchange  of this Global Note    of this Global Note  decrease (or increase)         Custodian
    ---------------- ---------------------  --------------------- ----------------------     -------------------

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Rainbow National Services LLC
200 Jericho Quadrangle
Jericho, New York  11753
Attention: Joshua W. Sapan, President and Chief Executive Officer

The Bank of New York
101 Barclay Street, 8W
New York, New York 10286
Attention: Corporate Trust Administration

                  Re: 10-3/8% Senior Subordinated Notes due 2014

            Reference is hereby made to the Indenture, dated as of August 20, 2004 (the "INDENTURE"), among Rainbow National Services LLC, a Delaware limited liability company (the "COMPANY"), RNS Co-Issuer Corporation, a Delaware corporation (the "CO-ISSUER CORP." and, together with the Company, the "ISSUERS"), the Guarantors, and The Bank of New York, a New York banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ___________________ (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

            [ ] 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

            [ ] 2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The

Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

            [ ] 3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            [ ] (a) such Transfer is being effected to the Company or a subsidiary thereof; or

            [ ] (b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

                  4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

            [ ] (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            [ ] (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            [ ] (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                            Dated: _______________

                                            ____________________________
                                            [Insert Name of Transferor]


                                            By: ________________________________
                                                Name:
                                                Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

            [ ] (a) a beneficial interest in the:

                (i) 144A Global Note (CUSIP __________); or

               (ii) Regulation S Global Note (CUSIP __________); or

            [ ] (b) a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

            [ ] (a) a beneficial interest in the:

                (i) 144A Global Note (CUSIP __________); or

               (ii) Regulation S Global Note (CUSIP __________); or

              (iii) Unrestricted Global Note (CUSIP __________); or

            [ ] (b) a Restricted Definitive Note; or

            [ ] (c) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Rainbow National Services LLC
200 Jericho Quadrangle
Jericho, New York  11753
Attention: Joshua W. Sapan, President and Chief Executive Officer

The Bank of New York
101 Barclay Street, 8W
New York, New York 10286
Attention: Corporate Trust Administration

                 Re: 10-3/8% Senior Subordinated Notes due 2014

            Reference is hereby made to the Indenture, dated as of August 20, 2004 (the "INDENTURE"), among Rainbow National Services LLC, a Delaware limited liability company (the "COMPANY"), RNS Co-Issuer Corporation, a Delaware corporation (the "CO-ISSUER CORP." and, together with the Company, the "ISSUERS"), the Guarantors and The Bank of New York, a New York banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            __________________________ (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

            1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

            [ ] (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            [ ] (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer,

(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            [ ] (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            [ ] (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

            [ ] (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            [ ] (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] :

                [ ] 144A Global Note, :

               [ ] Regulation S Global Note, :

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issues.

                                            Dated: ____________

                                            _________________________________
                                             [Insert Name of Transferor]

                                            By: _____________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Rainbow National Services LLC
200 Jericho Quadrangle
Jericho, New York  11753
Attention: Joshua W. Sapan, President and Chief Executive Officer

The Bank of New York
101 Barclay Street, 8W
New York, New York 10286
Attention: Corporate Trust Administration

            Re: 10-3/8% Senior Subordinated Notes due 2014

            Reference is hereby made to the Indenture, dated as of August 20, 2004 (the "INDENTURE"), among Rainbow National Services LLC, a Delaware limited liability company (the "COMPANY"), RNS Co-Issuer Corporation, a Delaware corporation (the "CO-ISSUER CORP." and, together with the Company, the "ISSUERS"), the Guarantors and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            In connection with our proposed purchase of $____________ aggregate principal amount of:

            (a) [ ] beneficial interest in a Global Note, or

            (b) [ ] a Definitive Note,

            we confirm that:

            1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

            2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the

Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

            3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            The Trustee and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated: _______________                    _____________________________________
                                          [Insert Name of Accredited Investor]

                                          By: __________________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

            For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated as of August 20, 2004 (the "INDENTURE") among Rainbow National Services LLC, a Delaware limited liability company (the "COMPANY"), RNS Co-Issuer Corporation, a Delaware corporation (the "CO-ISSUER CORP." and, together with the Company, the "ISSUERS"), the other Guarantors (as defined in the Indenture) and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal, premium, if any, and interest on the Notes, if lawful (subject in all cases to any applicable grace periods provided in the Indenture and the Notes), and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

            Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officers.

                       AMERICAN MOVIE CLASSICS COMPANY LLC

                       By: _______________________________
                           Name:
                           Title:

                       THE INDEPENDENT FILM CHANNEL LLC
                       BY: RAINBOW NATIONAL SERVICES LLC

                       By: _______________________________
                           Name:
                           Title:

                       AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION

                       By: _______________________________
                           Name:
                           Title:

                       AMC PRODUCTIONS, INC.

                       By: _______________________________
                           Name:
                           Title:

                       WE: WOMEN'S ENTERTAINMENT PRODUCTIONS, INC.

                       By: _______________________________
                           Name:
                           Title:

                     IFC PROGRAMMING, INC.

                     By: _______________________________
                         Name:
                         Title:

                     AMC FILM HOLDINGS LLC
                     By: AMERICAN MOVIE CLASSICS COMPANY LLC

                     By: _______________________________
                         Name:
                         Title:

                     AMC MOVIE COMPANION LLC
                     By: AMERICAN MOVIE CLASSICS COMPANY LLC

                     By: _______________________________
                         Name:
                         Title:

                     AMC NEW MEDIA LLC
                     By: AMERICAN MOVIE CLASSICS COMPANY LLC

                     By: _______________________________
                         Name:
                         Title:

                     MONSTERS VOD SERVICES LLC
                     By: AMERICAN MOVIE CLASSICS COMPANY LLC

                     By: _______________________________
                         Name:
                         Title:

                     WE: WOMEN'S ENTERTAINMENT LLC
                     By: AMERICAN MOVIE CLASSICS COMPANY LLC

                     By: _______________________________
                         Name:
                         Title:

                     WE NEW MEDIA LLC
                     By: WE: WOMEN'S ENTERTAINMENT LLC
                         By: AMERICAN MOVIE CLASSICS COMPANY LLC

                     By: _______________________________
                         Name:
                         Title:

                     IFC DIGITAL MEDIA LLC
                     By: THE INDEPENDENT FILM CHANNEL LLC
                         By: RAINBOW NATIONAL SERVICES LLC

                     By: _______________________________
                         Name:
                         Title:

                     IFC VOD SERVICES LLC
                     By: THE INDEPENDENT FILM CHANNEL LLC
                         By: RAINBOW NATIONAL SERVICES LLC

                     By: _______________________________
                         Name:
                         Title: